Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Diageo plc (No. 333-242234), Diageo Capital plc (No. 333-242234-01) and Diageo Investment Corporation (No. 333-242234-02) and Form S-8 of Diageo plc (No. 333-223071, 333-153481, 333-154338, 333-162490, 333-169934, 333-182315, 333-206290) of our report dated 4 August 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
4 August 2022